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                                                                  EXHIBIT 12.1

                           OLD SECOND BANCORP, INC.
                      RATIO OF EARNINGS TO FIXED CHARGES

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                                                 AS AND FOR THE
                                                  THREE MONTHS
                                                 ENDED MARCH 31,               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                             ------------------------------------------------------------------------------------
                                                  2003        2002         2002        2001        2000       1999       1998
                                             ------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES PLUS:                 $8,023      $7,567      $30,897     $26,486     $19,425     $18,188     $16,085
INTEREST EXPENSE                                  6,435       6,588       28,009      35,290      35,816      29,154      32,229
OCCUPANCY EXPENSE                                   849         676        2,855       2,771       2,581       2,431       2,358
                                             ------------------------------------------------------------------------------------
EARNINGS                                         15,307      14,831       61,761      64,547      57,822      49,773      50,672
                                             ------------------------------------------------------------------------------------

INTEREST EXPENSE                                  6,435       6,588       28,009      35,290      35,816      29,154      32,229
OCCUPANCY EXPENSE                                   849         676        2,855       2,771       2,581       2,431       2,358
                                             ------------------------------------------------------------------------------------
FIXED CHARGES                                     7,284       7,264       30,864      38,061      38,397      31,585      34,587
                                             ------------------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES,
INCLUDING DEPOSIT INTEREST                         2.10x       2.04x        2.00x       1.70x       1.51x       1.58x       1.47x
                                             ====================================================================================


INCOME BEFORE INCOME TAXES PLUS:                 $8,023      $7,567      $30,897     $26,486     $19,425     $18,188     $16,085
INTEREST, NON DEPOSIT                               188         324          952       2,165       1,606       1,938       2,866
OCCUPANCY EXPENSE                                   849         676        2,855       2,771       2,581       2,431       2,358
                                             ------------------------------------------------------------------------------------
EARNINGS                                          9,060       8,567       34,704      31,422      23,612      22,557      21,309
                                             ------------------------------------------------------------------------------------

INTEREST, NON DEPOSIT                               188         324          952       2,165       1,606       1,938       2,866
OCCUPANCY EXPENSE                                   849         676        2,855       2,771       2,581       2,431       2,358
                                             ------------------------------------------------------------------------------------
FIXED CHARGES                                     1,037       1,000        3,807       4,936       4,187       4,369       5,224
                                             ------------------------------------------------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES,
EXCLUDING DEPOSIT INTEREST                       873.67%     856.70%      911.58%     636.59%     563.94%     516.30%     407.91%
                                             ====================================================================================

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